                                                       EX-99.d.12.a

                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

        RESOLUTIONS RESTATING THE INVESTMENT ADVISORY AGREEMENT FOR THE
                         EMERGING MARKETS EQUITY FUND

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The Brinson Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1.  She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Investment Advisory Agreement dated December 10, 1998, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the restatement of the Investment Advisory Agreement for the Emerging Markets Equity Fund series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on May 21, 2001 at which a quorum was present and acting throughout and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this ___ day of _____, 2001.



(Trust Seal)

                                                  _____________________________
                                                  Amy R. Doberman, Secretary
                                                  The Brinson Funds

        Resolutions Adopted May 21, 2001 and Incorporated by Reference
                  Into the Agreement and Declaration of Trust
                             of The Brinson Funds
                             dated August 9, 1993
                  Pursuant to Article III, Section 6 thereof


        RESOLUTIONS RESTATING THE INVESTMENT ADVISORY AGREEMENT OF THE
                      EMERGING MARKETS EQUITY FUND SERIES

     RESOLVED, that the proposed restated Investment Advisory Agreements between the Trust and the Advisor, resulting from the: (i) addition of the Brinson Fund-Class A shares, the Brinson Fund-Class B shares and the Brinson Fund-Class C shares; (ii) the redesignation of the Brinson Fund-Class I shares as the Brinson Fund-Class Y shares; and (iii) the dissolution and liquidation of the UBS Investment Funds class of shares and Brinson Fund-Class N class of shares of each series of the Trust, are hereby approved; and

     FURTHER RESOLVED, that the appropriate officers of the Trust are hereby authorized and directed to execute the restated Investment Advisory Agreements, with such additional modifications as the officers of the Trust, with the advice of Trust counsel, shall deem appropriate, or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.